Exhibit 10.3

STANDSTILL AGREEMENT

This STANDSTILL AGREEMENT (this “Standstill Agreement”) is entered into as of this 13th day of December, 2021, by and among Li-Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”), LG Energy Solution, Ltd., a corporation organized under the laws of the Republic of Korea (the “Subscriber LGES”), and LG Chem, Ltd., a corporation organized under the laws of the Republic of Korea (the “Subscriber LGC” and, together with the Subscriber LGES, the “Investors”).

WHEREAS, concurrently with the execution and delivery of this Standstill Agreement, the Company is entering into a separate Subscription Agreement with each Investor (each agreement, as applicable, the “Subscription Agreement” and collectively, the “Subscription Agreements”), pursuant to which each Investor agreed to purchase from the Company the Acquired Shares (as defined in each Subscription Agreement) for the Purchase Price (as defined in each Subscription Agreement) (such transaction and the other transactions to be consummated pursuant to the Subscription Agreements, the “Transactions”); and

WHEREAS, in consideration of, and as a condition to, the issuance of the Acquired Shares and the rights granted to each Investor under each Subscription Agreement, the Company, the Subscriber LGES and the Subscriber LGC desire to and have agreed to enter into this Standstill Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as set forth below.

Defined terms used but not defined herein shall have the meaning ascribed to them in the Subscription Agreements. For purposes of this Standstill Agreement, from and after such time as the Subscriber LGC is no longer the parent company of, and does not control, the Subscriber LGES, the Subscriber LGC’s subsidiaries shall not include the Subscriber LGES or any of its subsidiaries, and the Subscriber LGES’ subsidiaries shall not include any of the Subscriber LGC’s subsidiaries.

1.	Standstill.

(a)

Until such time as (i) the Subscriber LGC and its subsidiaries or (ii) the Subscriber LGES and its subsidiaries, as applicable, cease to beneficially own or exercise control or direction over voting securities (or securities or notes convertible into voting securities) of the Company having voting rights equal to or greater than fifty percent (50%) of the voting rights attached to the Acquired Shares to be acquired by such Investor under the applicable Subscription Agreement (such period, the “Standstill Period”), such Investor (with respect to itself only, and not with respect to the other Investor, such that the termination of the Standstill Period applicable to one Investor in accordance with the terms hereof shall not necessarily result in the termination of the Standstill Period applicable to the other Investor) shall not, and shall cause its subsidiaries to not, either directly or indirectly or in concert with any other person, without the prior written consent of the board of directors of the Company:

(i)

effect or seek, offer or propose (whether publicly or otherwise) to effect, or participate in, facilitate or knowingly encourage (including, without limitation, through the provision of financing) any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in:

A.

any acquisition of any voting securities (or beneficial ownership thereof), or rights or options to acquire any voting securities (or beneficial ownership thereof), of the Company or any of its subsidiaries if, immediately after giving effect to such acquisition, such Investor and its subsidiaries would beneficially own or exercise control or direction over voting securities (or securities or notes convertible into voting securities) of the Company having aggregate voting rights greater than 9.9% of the aggregate voting power of the Company (when converted into voting securities, in the case of securities or notes convertible into voting securities);

B.	any acquisition of any debt, material assets or material businesses of the Company or any of its subsidiaries;

C.	any tender or exchange offer, take-over bid, merger or other business combination involving the Company or any of its subsidiaries;

D.	any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or

E.

any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or votes or any other attempt to influence votes from or by any holder of any voting securities of the Company or any of its subsidiaries in connection with any vote of the holders of any such securities;

(ii)

form, join or in any way communicate or associate with other security-holders or participate in a “group” (as such term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to the Company or any of its subsidiaries or any voting securities of the Company or any of its subsidiaries;

(iii)

otherwise act, alone or in concert with others, (A) to seek or obtain representation on or to control, change, advise or influence the management, board of directors or policies of the Company or any of its subsidiaries, or (B) to propose any matter to be voted upon by the shareholders of the Company or any of its subsidiaries or that any meeting of the shareholders of the Company be called or held;

(iv)	disclose or direct any person to disclose any intention, plan or arrangement inconsistent with the foregoing;

(v)

advise, assist or knowingly encourage or direct any person (including, without limitation, serving as a financing source for any person) to advise, assist or knowingly encourage any person in connection with any of the foregoing; or

(vi)

issue any press release or make any public statement, or induce or encourage others to do the same, that is untrue, derogatory or disparaging of, or that is intended to cause reputational damage or embarrassment to, the Company, any of the Company’s subsidiaries, the board of directors of the Company or any of its subsidiaries as a whole or any of its or its subsidiaries’ directors, officers or employees.

(b)

Notwithstanding anything to the contrary, each of the Investors may request waivers of Section 1(a) from, initiate and engage in private, nonpublic discussions with, and submit confidential proposals to, the board of directors or executive officers of the Company, in each case with respect to any the matters prohibited by Section 1(a); provided, that (i) any such proposal is conditioned on the written approval of the board of directors (or similar governing body) of the Company, and (ii) any such request, discussions or proposal is not reasonably expected to require any public disclosure on the part of such Investor, the Company or any of their respective subsidiaries. Each of the Investors shall be severally liable for any breach of this Agreement by its agents or representatives acting on behalf of, or at the direction of, such Investor.

(c)

Each of the Investors (with respect to itself only, and not the other Investor) shall, and shall cause its subsidiaries to, include the Company on any list maintained by it or its subsidiaries that prohibits or limits trading by such Investor or its subsidiaries or its or their personnel in the securities of publicly listed companies included on such list.

(d)

The restrictions set forth herein shall automatically terminate if at any time during the Standstill Period (i) the Company consummates, or publicly announces its entry into a definitive agreement providing for, a Change of Control Transaction (as defined below), (ii) the Company recommends that the Company’s shareholders accept a tender offer made by a third party for more than 50% of the votes attaching to all of its outstanding voting securities, or (iii) any third party (A) concurrently (x) “commences a tender offer” (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended) or exchange offer for more than 50% of the outstanding voting securities of the Company, and (y) makes a “take-over bid” (within the meaning of National Instrument 62-104 – Take-Over Bids and Issuer Bids (“NI 62-104”)) for such number of the outstanding voting securities of the Company which constitute more than 50% of the votes attaching to all outstanding voting securities of the Company that is not exempt from Part 2 of NI 62-104, and (B) within 15 Business Days thereafter, the Company’s board of directors does not recommend that its shareholders reject such offer and take-over bid. “Change of Control Transaction” means any of the following events: (i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or one or more employee benefit plans of the Company, files any report with the United States Securities and Exchange Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of Common Shares (as defined in the Subscription Agreement) representing more than fifty percent (50%) of the Company’s then outstanding Common Shares (other than Common Shares held by the Company as treasury stock or owned by a subsidiary of the Company); (ii) the consummation of (A) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company, taken as a whole, to any person; or (B) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, amalgamation, arrangement, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) more than fifty percent (50%) of the outstanding Common Shares (other than Common Shares held by the Company as treasury stock or owned by a subsidiary of the Company) are exchanged for, converted into, acquired for, or constitute solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Shares); provided, however, that any merger, consolidation, amalgamation, arrangement, share exchange or combination of the Company pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control Transaction pursuant to this clause (ii); (iii) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or (iv) the Common Shares cease to be listed on any Eligible Market. For the purposes of this definition, whether a person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

(e)

Notwithstanding anything to the contrary provided elsewhere herein, none of the provisions of this Agreement shall in any way limit (x) the exercise of any voting, dividend, liquidation or other rights attached to any Acquired Shares or (y) the activities of any Investor Party (as defined below); provided, that, in the case of the foregoing sub-clause (y) such Investor Party (i) has not received material non-public information regarding the Company and (ii) is not acting on behalf, or at the direction, of, or in concert with the Subscriber LGES or any of its subsidiaries or the Subscriber LGC or any of its subsidiaries. The Company acknowledges that employees of the Subscriber LGC may serve on the governing boards, advisory committees or similar committees of Investor Parties, and information shall not be deemed to have been received by any such Investor Party solely due to such employee’s dual role (so long as such employee does not disclose such information to the Investor Party or its representatives).

(f)

For purposes of this Agreement, the term “Investor Parties” shall mean (i) employee benefit plans sponsored by the Subscriber LGC (or a master trust holding the assets of such benefit plans) and (ii) any other person or entity that invests money for or on behalf of the foregoing in its capacity as such.

2.

Termination. This Standstill Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, at the end of the Standstill Period, or earlier in the circumstances contemplated by Section 1(d) hereof or upon the termination of the Subscription Agreements in accordance with Article 6 thereof; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover out-of-pocket losses, liabilities or damages arising from such breach.

3.	Representations and Warranties.

Each party represents and warrants to the other parties as follows:

(a)	Organization. Such party is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)

Authorization; Validity; Enforcement. Such party has the requisite power and authority to execute and deliver this Standstill Agreement. The execution, delivery and performance by such party of this Standstill Agreement have been duly authorized by all necessary action on behalf of such party. No other proceedings on the part of such party are necessary to authorize the execution, delivery and performance by such party of this Standstill Agreement. This Standstill Agreement has been duly and validly executed and delivered by such party. Assuming this Standstill Agreement has been duly and validly authorized, executed and delivered on behalf of each of the other parties hereto, this Standstill Agreement is a valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to the Enforceability Exceptions set forth in Section 2(b) of the Subscription Agreement.

(c)

No Conflicts. The execution and delivery by such party of this Standstill Agreement, and the performance by such party of its obligations under this Standstill Agreement, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such party pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such party is a party or by which such party is bound or to which any of the property or assets of such party is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such party to perform its obligations hereunder; or (ii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such party or any of its properties that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such party to perform its obligations hereunder.

(d)

Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by any Governmental Entity (as defined in the Subscription Agreement) is required on the part of such party in connection with the execution, delivery and performance by such party of this Standstill Agreement, except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the transactions contemplated by this Standstill Agreement and the Subscription Agreements.

(e)

Accuracy of Representations. Such party understands that the other parties hereto are relying and will rely upon the truth and accuracy of the foregoing representations, warranties, acknowledgments and agreements in connection with the transactions contemplated by this Standstill Agreement.

4.	Miscellaneous.

(a)

Each of the Investors acknowledges that the Company will rely on the acknowledgments, understandings and agreements contained in this Standstill Agreement. For the avoidance of doubt and notwithstanding any provision to the contrary in this Standstill Agreement, the acquisition by (i) the Subscriber LGES of its Acquired Shares under its Subscription Agreement and (ii) the Subscriber LGC of its Acquired Shares under its Subscription Agreement shall not violate or breach or result in a violation or breach of any terms or conditions of this Standstill Agreement.

(b)

Each of the Company and the Investors is entitled to rely upon this Standstill Agreement and is irrevocably authorized to produce this Standstill Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or by regulatory bodies.

(c)

Notwithstanding anything to the contrary in this Standstill Agreement, this Standstill Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto.

(d)	All the agreements made by each party hereto in this Standstill Agreement shall survive the Closing.

(e)

This Standstill Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

(f)

This Standstill Agreement and the Subscription Agreements constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(g)

Except as otherwise provided herein, this Standstill Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(h)

If any provision of this Standstill Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Standstill Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(i)	Each party shall pay all of its own costs and expenses in connection with this Standstill Agreement and the transactions contemplated hereby.

(j)

Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed, sent by overnight mail via an internationally recognized carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to the Subscriber LGES or the Subscriber LGC, respectively to:

LGC:

LG Twin Towers, 128 Yeouidae-ro

Yeongdeungpo-gu

Seoul 07336, Republic of Korea

Attention: Won Sang Lee

Email: billlee@lgchem.com

LGES:

Parc1 Tower 1, 108,Yeouidae-ro

Yeongdeungpo-gu

Seoul 07335, Republic of Korea

Attention: Jinwook Ji

Email: coolwook@lgensol.com

with a required copy (which shall not constitute notice) to:

White & Case LLP

10 Gukjegeumyung-ro, 31st Floor One IFC

Yeongdeungpo-gu

Seoul 07326, Republic of Korea

Attention: Sungjin Kang

Email: sungjin.kang@whitecase.com

if to the Company, to:

Li-Cycle Holdings Corp.

207 Queen’s Quay West

Suite 590

Toronto, Ontario M5J 1A7

Attention: Ajay Kochhar

Email: ajay.kochhar@li-cycle.com

with a required copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attention:  Paul M. Tiger

 Andrea Merediz Basham

Email:       paul.tiger@freshfields.com

andrea.basham@freshfields.com

(k)

This Standstill Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Standstill Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Standstill Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts of law principles that would require the application of any other law.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK WITH RESPECT TO THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS STANDSTILL AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS STANDSTILL AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 3(j) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS STANDSTILL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS STANDSTILL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS STANDSTILL AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY

WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS STANDSTILL AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 3(k).

(l)

Each of the Investors hereby agrees (with respect to itself only, and not with respect to the other Investor) that the Company would be irreparably injured by a breach of this Standstill Agreement by such Investor or its subsidiaries and that money damages are an inadequate remedy for an actual or threatened breach of this Standstill Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the Company in the event that this Standstill Agreement is breached. Therefore, each of the Investors agrees (with respect to itself only, and not with respect to the other Investor) to the granting of specific performance of this Standstill Agreement and injunctive or other equitable relief in favor of the Company as a remedy for any such breach by such Investor or its subsidiaries, without proof of actual damages. Each of the Investors further agrees (with respect to itself only, and not with respect to the other Investor) to waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for an Investor’s or its subsidiaries’ breach of this Standstill Agreement but shall be in addition to all other remedies available at law or in equity to the Company. Each of the Investors also agrees (with respect to itself only, and not with respect to the other Investor) to reimburse the Company for all costs and expenses, including without limitation reasonable attorneys’ fees, incurred by the Company (as applicable) in enforcing such Investor’s obligations hereunder.

(m)

Notwithstanding anything to the contrary in this Standstill Agreement, the Subscriber LGC shall not be liable or responsible for any breach, default or violation by the Subscriber LGES or any of its subsidiaries of this Standstill Agreement, and the Subscriber LGES shall be solely liable and responsible for any such breach, default or violation of this Standstill Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company, the Subscriber LGES and the Subscriber LGC has executed or caused this Standstill Agreement to be executed by its duly authorized representative as of the date set forth above.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: Chief Executive Officer

Signature Page to

Standstill Agreement

SUBSCRIBER LGES: LG ENERGY SOLUTION, LTD.

By:	/s/ YoungSoo Kwon
Name: YoungSoo Kwon
Title: Vice Chairman & CEO

SUBSCRIBER LGC: LG CHEM, LTD.

By:	/s/ Hak Cheol Shin
Name: Hak Cheol Shin
Title: Chief Executive Officer, CEO